UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2008
Dura Automotive Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21139	38-3185711

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 299-7500
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Amendments to DIP Loans
     Term Loan
     On June 20, 2008, Dura Automotive Systems, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”), entered into the Third Amendment to the Senior Secured Super-Priority Debtor in Possession Term Loan Credit and Guaranty Agreement, dated as of January 30, 2008, as amended (the “Term Loan DIP Amendment”), by and among Dura Operating Corp. (“DOC”), as Borrower, the Company and certain domestic subsidiaries of the Company and DOC, as Guarantors, the Lenders party thereto, Ableco Finance LLC, as Administrative Agent, Collateral Agent, Sole Bookrunner, Lead Arranger, Syndication Agent and Documentation Agent and Bank of America, N.A., as Issuing Bank (the “Term Loan DIP Agreement”).
     The Term Loan DIP Amendment amended the terms of the existing Term Loan Dip Agreement to (i) change the date by which the effective date of the Debtors’ chapter 11 plan of reorganization (the “Plan”) shall have occurred, and the transactions contemplated as part of the Plan shall have closed, to June 25, 2008 and (ii) increase the amount of indebtedness any foreign subsidiary of the Company who is not a credit party may incur in connection with account factoring arrangements to €74,000,000, provided that a portion of the proceeds of the account factoring arrangements are used to repay the Company’s obligations under the loan in full on or before June 25, 2008.
     Revolving Loan
     On June 23, 2008, the Debtors entered into Amendment No. 6 to Revolving DIP Credit Agreement, dated as of January 30, 2008, as amended (the “Revolver Amendment”), by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC as Guarantors, the lenders from time to time party to the Revolving DIP Credit Agreement, General Electric Capital Corporation, as Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank.
     The Revolver Amendment amended the terms of the existing Revolving DIP Credit Agreement to increase the amount of indebtedness any foreign subsidiary of the Company who is not a credit party may incur, from €20,000,000 to €74,000,000, in connection with account factoring arrangements or sale and lease-back transactions.
     On June 20, 2008, the lenders also executed a Waiver whereby they waived the requirement in the existing Revolving DIP Credit Agreement that the effective date of the Plan shall have occurred, and the transactions contemplated as part of the Plan shall have closed, on or before June 20, 2008.
     The foregoing summaries of the Term Loan DIP Amendment, the Revolver Amendment and the Waiver are qualified, in all respects, by the provisions of the Term Loan DIP

Amendment, Revolver Amendment and the Waiver, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Third Amendment, dated as of June 20, 2008 to Senior Secured Super-Priority Debtor in Possession Term Loan Credit and Guaranty Agreement, dated as of January 30, 2008, as amended, by and among DOC, the Company, certain subsidiaries of the Company and DOC, as Guarantors, the Lenders party thereto, Ableco Finance LLC, as Administrative Agent, as Collateral Agent, as Sole Book Runner, Lead Arranger, Syndication Agent and Documentation Agent and Bank of America, N.A. as Issuing Bank.

10.2	Amendment No. 6 to Revolving DIP Credit Agreement, dated as of June 23, 2008, by and among by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC, as Guarantors, the Lenders from time to time a party thereto, General Electric Capital Corporation, as Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank.

10.3	Waiver, dated as of June 20, 2008, by and among by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC, as Guarantors, the Lenders from time to time a party thereto, General Electric Capital Corporation, as Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURA AUTOMOTIVE SYSTEMS, INC.

Date: June 26, 2008

	BY:	/s/ NICK PREDA Nick Preda
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment, dated as of June 20, 2008 to Senior Secured Super-Priority Debtor in Possession Term Loan Credit and Guaranty Agreement, dated as of January 30, 2008, as amended, by and among DOC, the Company, certain subsidiaries of the Company and DOC, as Guarantors, the Lenders party thereto, Ableco Finance LLC, as Administrative Agent, as Collateral Agent, as Sole Book Runner, Lead Arranger, Syndication Agent and Documentation Agent and Bank of America, N.A. as Issuing Bank.

10.2	Amendment No. 6 to Revolving DIP Credit Agreement, dated as of June 23, 2008, by and among by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC, as Guarantors, the Lenders from time to time a party thereto, General Electric Capital Corporation, as Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank

10.3	Waiver, dated as of June 20, 2008, by and among by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC, as Guarantors, the Lenders from time to time a party thereto, General Electric Capital Corporation, as Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank.

5